                                                                    Exhibit 25.3


                                                        Registration No.:
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) X
                 --

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                            51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)


                                RADIO ONE, INC.*
               (Exact name of obligor as specified in its charter)


            Delaware                                    52-1166660
  (State of incorporation)                 (I.R.S. employer identification no.)

5900 Princess Garden Parkway, 7th Floor
Lanham, Maryland                                        20706
(Address of principal executive offices)              (Zip Code)

        Subordinated Debentures, Notes or other evidences of indebtedness
                       (Title of the indenture securities)

*The entities listed on the page following Items 1, 2 and 16 on the next page are also included in this Statement of Eligibility on Form T-1 as additional obligors.

================================================================================

ITEM 1. GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Deposit Insurance Co.        State Bank Commissioner
          Five Penn Center                            Dover, Delaware

          Suite #2901
          Philadelphia, PA

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation:

          Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 16. LIST OF EXHIBITS.

          List below all exhibits filed as part of this Statement of Eligibility and Qualification.

          Exhibits listed below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and rule 24 of the Commission.

     A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
     B.   Copy of By-Laws of Wilmington Trust Company.
     C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
     D.   Copy of most recent Report of Condition of Wilmington Trust Company.

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 18th day of January, 2002.

                                                 WILMINGTON TRUST COMPANY

[SEAL]

Attest:  /s/ Anita E. Dallago              By: /s/ Donald G. MacKelcan
         -----------------------           -----------------------------------
         Assistant Secretary               Name:  Donald G. MacKelcan
                                           Title: Vice President


Exact Name of Additional Obligors   Jurisdiction of Formation      I.R.S. Employer Identification No.
---------------------------------   -------------------------      ----------------------------------

Radio One Licenses, LLC                         Delaware                         52-1166660
Bell Broadcasting Company                       Michigan                         38-1537987
Radio One of Detroit, LLC                       Delaware                         38-1537987
Radio One of Atlanta, LLC                       Delaware                         52-1166660
ROA Licenses, LLC                               Delaware                         52-1166660
Radio One of Charlotte, LLC                     Delaware                         57-1103928
Radio One of Augusta, LLC                       Delaware                         52-1166660
Charlotte Broadcasting, LLC                     Delaware                         52-1166660
Radio One of North Carolina, LLC                Delaware                         52-1166660
Radio One of Boston, Inc.                       Delaware                         52-2297366
Radio One of Boston Licenses, LLC               Delaware                         52-2297366
Blue Chip Merger Subsidiary, Inc.               Delaware                         52-2334006
Blue Chip Broadcast Company                     Ohio                             31-1402186
Blue Chip Broadcasting, Ltd.                    Ohio                             31-1459349
Blue Chip Broadcasting Licenses, Ltd.           Ohio                             31-1402186
Blue Chip Broadcasting Licenses II, Ltd.        Nevada                           31-1688377
Radio One of Indiana, L.P.                      Delaware                         52-2359338
Radio One of Indiana, LLC                       Delaware                         52-1166660
Radio One of Texas, L.P.                        Delaware                         52-2359336
Radio One of Texas I, LLC                       Delaware                         52-2359328
Radio One of Texas II, LLC                      Delaware                         52-2359333
Satellite One, L.L.C.                           Delaware                         [To Be Applied For]


The address for each of the additional Obligors is Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706, telephone (301) 306-1111. The primary standard industrial classification number for each of the additional Obligors is 4832.